INVESTMENT COMPANY BOND GREAT AMERICAN INSURANCE
 COMPANY (A Stock Insurance Company, Herein
Called the Underwriter) DECLARATIONS	Bond
No.  524-50-16 - 11 Item 1.	Name of Insured
 (herein called Insured):   Stock Dividend Fund
, Inc.	Principal Address:
                  8150 N. Central Expressway,
#M1120                 Dallas, TX 75206 1815
Item 2.	Bond Period
from 12:01 a.m. 12/26/2013 to 12:01 a.m.
12/26/2014 the effective date of the termination
 or cancellation of this bond, standard time
at the Principal Address as to each of said
dates. Item 3.	Limit of Liability - Subject to
 Sections 9, 10 and 12 hereof,	Amount applicable
 to 	Limit of Liability    Deductible
Insuring Agreement (A)-FIDELITY	$350,000
$0	Insuring Agreement (B)-ON PREMISES
	$350,000	$5,000	Insuring Agreement
(C)-IN TRANSIT	$350,000	$5,000	Insuring
Agreement (D)-FORGERY OR ALTERATION	$350,000
	$5,000	Insuring Agreement (E)-SECURITIES
	$350,000	$5,000
	Insuring Agreement
(F)-COUNTERFEIT CURRENCY	$350,000	$5,000
	Insuring Agreement (G)-STOP PAYMENT	$100,000
	$5,000	Insuring Agreement (H)-UNCOLLECTIBLE
 ITEMS OF DEPOSIT	$100,000	$5,000	Insuring
Agreement (I)-AUDIT EXPENSE	$100,000	$5,000
Insuring Agreement (J)-TELEFACSIMILE TRANSMISSIONS
	$350,000	$5,000
	Insuring Agreement
(K)-UNAUTHORIZED SIGNATURES	$100,000
$5,000	Optional Insuring Agreements and
 Coverages	Insuring Agreement
(L)-COMPUTER SYSTEMS	$350,000	$5,000
Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS	Not
Covered	N/A	If 'Not Covered' is inserted above
 opposite any specified Insuring Agreement or Coverage,
 such 	Insuring Agreement or Coverage and any other
 reference thereto in this bond shall be deemed to
be deleted therefrom. Item 4.	Offices or Premises
 Covered-Offices acquired or established subsequent
 to the effective date of this 	bond are covered
according to the terms of General Agreement A.  All
 the Insured's offices or premises in existence at
the time this bond becomes effective are covered under
 this bond except the offices or premises located as
 follows:  N/A Item 5.	The liability of the Underwriter
is subject to the terms of the following riders attached
 hereto:  Riders	No.  1 & 2 Item 6.
The Insured by the acceptance of this bond gives to
 the Underwriter terminating or cancelling prior bond(s)
 or policy(ies) No.(s)  FS 524-50-16 - 10 such
termination or cancellation to be effective as of the
 time this bond becomes effective.
By: '/S/ Frank J. Scheckton, Jr.'
(Authorized Representative) INVESTMENT COMPANY
BOND	The Underwriter, in consideration of an agreed
 premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured,
 in accordance with Insuring Agreements hereof to which
 an amount of insurance is applicable as set forth in
Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold harmless
 the Insured for: INSURING AGREEMENTS
(A)	FIDELITY		Loss resulting from any
 dishonest or fraudulent act(s), including Larceny or Embezzlement committed by an Employee, committed anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which Property is held by the Insured for
any purpose or in any capacity and whether so held
 gratuitously or not and whether or not the Insured
is liable therefor.	Dishonest or fraudulent
 act(s) as used in this Insuring Agreement shall mean
 only dishonest or fraudulent act(s) committed by such Employee with the manifest intent:
(a)	to cause the Insured to sustain such loss;
and	(b)	to obtain financial benefit
 for the Employee, or for
			any other person or organization
intended by the
Employee to receive such benefit, other than salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other employee benefits
earned in the normal course of employment.
(B)  ON PREMISES		Loss of Property
(occurring with or without negligence or violence)
 through robbery, burglary, Larceny, theft, holdup,
 or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is
 (or is supposed or believed by the Insured to be) lodged
 or deposited within any offices or premises located anywhere, except in an office listed in Item 4 of the
 Declarations or amendment thereof or in the mail or
with a carrier for hire other than an armored motor
vehicle company, for the purpose of transportation.
Offices and Equipment	(1)	Loss of or
damage to furnishings, fixtures, stationary,
supplies or equipment, within any of the Insured's
offices covered under this bond caused by Larceny or
theft in, or by burglary, robbery or hold-up of such
office, or attempt thereat, or by vandalism or
malicious mischief; or (2) loss through damage
 to any such office by Larceny or theft in, or
by burglary, robbery or hold-up of such
office or attempt thereat.  	(C)  IN TRANSIT
Loss of Property (occurring with or without negligence
 or violence) through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage
thereto or destruction thereof, and loss of
subscription, conversion, redemption or deposit
privileges through the misplacement or loss of Property,
 while the Property is in transit anywhere in the
custody of any person or persons acting as messenger,
 except while in the mail or with a carrier for
 hire, other than an armored motor vehicle company,
 for the purpose of transportation, such transit to
 begin immediately upon receipt of such Property by
 the transporting person or persons, and to end
immediately upon delivery thereof at destination.
(D)		FORGERY OR ALTERATION

	Loss through
 FORGERY or ALTERATION of, on or in any bills of
 exchange, checks, drafts, acceptances, certificates
of deposit, promissory notes, or other written
 promises, orders or directions to pay sums certain
 in money due bills, money orders, warrants, orders
 upon public treasuries, letters of credit, written
 instructions, advices or applications directed to
the Insured, authorizing or acknowledging the transfer,
 payment, delivery or receipt of funds or Property,
 which instructions or advices or applications purport
 to have been signed or endorsed by any customer of
 the Insured, shareholder or subscriber to shares,
 whether certificated or uncertificated, of any
Investment Company or by any financial or banking
institution or stock-broker but which instructions,
 advices or applications either bear the forged
signature or endorsement or have been altered without
 the knowledge and consent of such customer,
shareholder or subscriber to shares, whether
certificated or uncertificated, of an Investment
Company, financial or banking institution or
stockbroker, withdrawal orders or receipts for
the withdrawal of funds or Property, or receipts or
 certificates of deposit for Property and bearing
 the name of the Insured as issuer, or of another
Investment Company for which the Insured acts as
 agent, excluding, however, any loss covered under
Insuring Agreement (F) hereof whether or not coverage
for Insuring Agreement (F) is provided for in the
Declarations of this bond.	Any check or draft
 (a) made payable to a fictitious payee and endorsed
 in the name of such fictitious payee or
(b) procured in a transaction with the maker
or drawer thereof or Page 1 of 10 with one
 acting as an agent of such maker or drawer or
anyone impersonating another and made or drawn
 payable to the one so impersonated and endorsed
 by anyone other than the one impersonated, shall
be deemed to be forged as to such endorsement.
	Mechanically reproduced facsimile signatures
 are treated the same as handwritten signatures.
(E)  SECURITIES	Loss sustained by the Insured,
 including loss sustained by reason of a violation of
 the constitution, by-laws, rules or regulations of
any Self Regulatory Organization of which the Insured
 is a member or which would have been imposed upon the
Insured by the constitution, by-laws, rules or
regulations of any Self Regulatory Organization if
 the Insured had been a member thereof,
(1)	through the Insured's having, in good faith
 and in the 		course of business, whether
for its own account or for 		the account
of others, in any representative,
fiduciary, agency or any other capacity, either
gratuitously or otherwise, purchased or otherwise
acquired, accepted or received, or sold or delivered,
or given any value, extended any credit or assumed
any liability, on the faith of, or otherwise acted
 upon, 		any securities, documents or other
 written instruments which prove to have been
(a)	counterfeited, or
(b)	forged as to the signature of any maker, drawer,
issuer, endorser, assignor, lessee, transfer agent
or registrar, acceptor, surety or guarantor or as
to the signature of any person signing in any
other capacity, or		(c)	raised or
 otherwise altered, or lost, or stolen, or
(2)	through the Insured's having, in good faith
 and in the 		course of business, guaranteed
in writing or 			witnessed any signatures
whether for valuable 			consideration
 or not and whether or not such
 guaranteeing or witnessing is ultra vires the Insured,
 upon any transfers, assignments, bills of sale, powers
of attorney, guarantees, endorsements or other
obligations upon or in connection with any securities,
 		documents or other written instruments
and which 			pass or purport to pass
 title to such securities,
documents or other written instruments;
 EXCLUDING, losses caused by FORGERY or
ALTERATION of, on or in those instruments
 covered under Insuring Agreement (E) hereof
	Securities, documents or other written
instruments shall be deemed to mean original
(including original counterparts) negotiable
 or non-negotiable agreements which in and of
 themselves represent an equitable interest,
ownership, or debt, including an assignment thereof
 which instruments are in the ordinary course of
business, transferable by delivery of such agreements
 with any necessary endorsement or assignment.	The
 word 'counterfeited' as used in this Insuring Agreement
shall be deemed to mean any security, document or other
 written instrument which is intended to deceive and to
 be taken for an original.	Mechanically reproduced
 facsimile signatures are treated the same as handwritten
signatures. (F)	COUNTERFEIT CURRENCY	Loss
through the receipt by the Insured, in good faith, of
 any counterfeited money orders or altered paper
 currencies or coin of the United States of America
 or Canada issued or purporting to have been issued
 by the United States of America or Canada or issued
 pursuant to a United States of America or Canadian
 statute for use as currency. (G)	STOP PAYMENT
Loss against any and all sums which the Insured shall
 become obligated to pay by reason of the Liability
 imposed upon the Insured by law for damages:
	For having either complied with or failed to
 comply 		with any written notice of
any customer, shareholder 		or subscriber
 of the Insured or any Authorized
Representative of such customer, shareholder or
 subscriber to stop payment of any check or draft
made or drawn by such customer, shareholder or
 subscriber or any Authorized Representative of such
		customer, shareholder or subscriber,
 or		For having refused to pay any check
or draft made or 		drawn by any customer,
shareholder or subscriber of 		the Insured,
 or any Authorized Representative of
such customer, shareholder or subscriber.
(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT
	Loss resulting from payments of dividends
 or fund shares, or withdrawals permitted from any
 customer's, shareholder's or subscriber's account
 based upon Uncollectible items of Deposit of a
 customer, shareholder or subscriber credited by the
Insured or the Insured's agent to such customer's,
shareholder's or subscriber's Mutual Fund Account: or
	loss resulting from any item of Deposit processed
 through an Automated Clearing House which is reversed
by the customer, shareholder or subscriber and deemed
 uncollectible by the Insured.	Loss includes dividends
 and interest accrued not to exceed 15% of the
 Uncollectible items which are deposited.
This Insuring Agreement applies to all Mutual
Funds with 'exchange privileges' if all Fund(s)
 in the exchange program are insured by a Great
 American Insurance Company of Cincinnati, OH for
 Uncollectible Items of Deposit.  Regardless of the
 number of transactions between Fund(s) the minimum
 number of days of deposit within the Fund(s) before
 withdrawal as declared in the Fund(s) prospectus shall
 begin from the date a deposit was first credited to any
Insured Fund(s). Page 2 of 10 (I)
AUDIT EXPENSE		Expense incurred by the Insured
 for that part of the costs of audits or examinations
required by any governmental regulatory authority to be
 conducted either by such authority or by an independent
 accountant by reason of the discovery of loss sustained
 by the Insured through any dishonest or fraudulent act(s),
 including Larceny or Embezzlement of any of the Employees.
  The total liability of the Underwriter for such expense
 by reason of such acts of any Employee or in which such
 Employee is concerned or implicated or with respect to
 any one audit or examination is limited to the amount
stated opposite Audit Expense in Item 3 of the
 Declarations; it being understood, however, that
such expense shall be deemed to be a loss sustained by
 the Insured through any dishonest or fraudulent act(s),
 including Larceny or Embezzlement of one or more of the
 Employees and the liability under this paragraph shall
be in addition to the Limit of Liability stated in Insuring
 Agreement (A) in Item 3 of the Declarations.
(J)	  TELEFACSIMILE TRANSMISSIONS	Loss
resulting by reason of the Insured having transferred,
 paid or delivered any funds or Property, established
 any credit, debited any account, or given any value
 relying on any fraudulent instructions sent by a
customer or financial institution by Telefacsimile
Transmission directed to the Insured, authorizing or
acknowledging the transfer, payment, or delivery of
funds or property, the establishment of a credit,
debiting of any account, or the giving of value by
the Insured, but only if such telefacsimile
instructions:	(i)	bear a valid test
 key exchanged between the Insured
	and a customer or another financial institution
with 				authority to use such
test key for Telefacsimile
instructions in the ordinary course of business, but
 				which test key has
 been wrongfully obtained by a
	person who was not authorized to initiate, make,
 validate or authenticate a test key arrangement; and
		(ii)	fraudulently purport to have
 been sent by such customer or financial institution,
but which telefacsimile instructions are transmitted
without the knowledge or consent of such customer or
 financial institution by a person other than such
 customer or financial institution and which bear
 a forged signature.	'Telefacsimile' means a
 system of transmitting written documents by electronic
 signals over telephone lines to equipment maintained
 by the Insured within its communication room for the
 purposes of reproducing a copy of said document.  It
does not mean electronic communication sent by
Telex, TWC, or electronic mail, or Automated
Clearing House.	(K) 	UNAUTHORIZED
SIGNATURES	Loss resulting directly from the Insured
 having accepted, paid or cashed any check or withdrawal
 order, draft, made or drawn on a customer's account
which bears the signature or endorsement of one other
 than a person whose name and signature is on the
application on file with the Insured as a signatory
 on such account.	It shall be a condition
 precedent to the Insured's right to recovery under
 this Insuring Agreement that the Insured shall
have on file signatures of all persons who are
authorized signatories on such account. GENERAL
 AGREEMENTS (A)	ADDITIONAL OFFICES OR
 EMPLOYEES-	CONSOLIDATION OR MERGER-NOTICE
	(1)	If the Insured shall, while this
bond is in force, establish any additional office
or offices, such office 		or offices
 shall be automatically covered hereunder
from the dates of their establishment, respectively.
 No notice to the Underwriter of an increase during
any premium period in the number of offices or in
the number of Employees at any of the offices
covered hereunder need be given and no additional
premium need be paid for the remainder of such
premium period.	(2)	If an Investment
 Company, named as Insured herein,
shall, while this bond is in force, merge or
consolidate with, or purchase the assets of another
institution, coverage for such acquisition shall apply
automatically from the date of acquisition.  The
Insured shall notify the Underwriter of such
acquisition within 60 days of said date, and an
additional premium shall be computed only if such
acquisition involves additional offices or employees.
(B)	WARRANTY	No statement made by or on behalf
of the Insured, whether contained in the application or
 otherwise, shall be deemed to be a warranty of anything
except that it is true to the best of the knowledge and
belief of the person making the statement. (C)	COURT
COSTS AND ATTORNEYS' FEES (Applicable 	to all Insuring
Agreements or Coverages now or hereafter 	forming
 part of this bond)	The Underwriter will Indemnify
the Insured against court costs and reasonable attorneys'
 fees incurred and paid by the Insured in defense,
 whether or not successful, whether or not fully litigated
 on the merits and whether or not settled of any suit or
legal proceeding brought against the Insured to enforce
 the Insured's liability or alleged liability on account
 of any loss,  Page 3 of 10 claim or damage which,
if established against the Insured, would constitute a
 loss sustained by the Insured covered under the terms
 of this bond provided, however, that with respect to
 Insuring Agreement (A) this indemnity shall apply
 only in the event that	(1)	an Employee
admits to being guilty of any dishonest
or fraudulent act(s), including Larceny or
Embezzlement; or	(2)	an Employee is
adjudicated to be guilty of any
dishonest or fraudulent act(s), including Larceny or
Embezzlement;	(3)	in the absence of (1) or
 (2) above an arbitration panel 		agrees,
 after a review of an agreed statement of facts,
 that an Employee would be found guilty of
dishonesty if such Employee were prosecuted.
The Insured shall promptly give notice to the
Underwriter of any such suit or legal proceeding
and at the request of the Underwriter shall furnish
 it with copies of all pleadings and other papers therein.
  At the Underwriter's election the Insured shall permit
the Underwriter to conduct the defense of such suit or
legal proceeding, in the Insured's name, through attorneys
 of the Underwriter's selection.  In such event, the
 Insured shall give all reasonable information and
assistance which the Underwriter shall deem necessary
to the proper defense of such suit or legal proceeding.
	If the Insured's liability or alleged liability is
 greater than the amount recoverable under this bond, or
if a Deductible Amount is applicable, the liability of
the Underwriter under this General Agreement is limited
 to that percentage of litigation expense determined by
 pro ration of  the bond limit of liability to the
amount claimed, after the application of any deductible.
 This litigation expense will be in addition to the Limit
 of Liability for the applicable Insuring Agreement.
(D)	FORMER EMPLOYEE	Acts of Employee, as
defined in this bond, are covered under Insuring Agreement
 (A) only while the Employee is in the Insured's employ.
  Should loss involving a former Employee of the Insured
be discovered subsequent to the termination of employment,
 coverage would still apply under Insuring Agreement
(A) if the direct proximate cause of the loss occurred
while the former Employee performed duties within the
scope of his/her employment. THE FOREGOING INSURING
AGREEMENTS AND
GENERAL AGREEMENTS ARE SUBJECT TO THE
FOLLOWING CONDITIONS AND LIMITATIONS: SECTION
 1.	DEFINITIONS	The following terms,
 as used in this bond, shall have the respective
meanings stated in this Section:
(a)	'Employee' means:
(1)	any of the Insured's officers, partners, or
employees, and		(2)	any of the officers or
employees of any predecessor of the Insured whose
principal assets are acquired by the Insured by
 consolidation or merger with, or purchase of
assets of capital stock of such predecessor, and
(3)	attorneys retained by the Insured to perform
 legal services for the Insured and the employees
 of such attorneys while such attorneys or the
 employees of such attorneys are performing
 such services for the Insured, and
(4)	guest students pursuing their studies or
duties in any of the Insured's offices, and
		(5)	directors or trustees of
the Insured, the investment advisor, underwriter
(distributor), transfer agent, or shareholder
accounting record keeper, or administrator
authorized by written 	agreement to keep financial
 and/or other required records, but only while
performing acts coming within the scope of the
usual duties of an officer or employee or while acting
 as a 	member of any committee duly elected or
 appointed to examine or audit or have custody
of or access to the Property of the Insured, and
(6)	any individual or individuals assigned to
 perform the usual duties of an employee within
 the premises of the Insured by contract, or by
any agency furnishing temporary personnel on a
contingent or part-time basis, and (7)	each natural
 person, partnership or corporation authorized by
 written agreement with the Insured to perform
 services as electronic data processor of checks or
 other accounting records of the Insured, but
 excluding any such processor who acts as transfer
 agent or in any other agency capacity in issuing
checks, drafts or securities for the Insured, unless
 included under Sub-section (9) hereof, and
	(8)	those persons so designated in section
 15, 				Central Handling of
 Securities, and		(9)	any officer,
 partner or Employee of
a)	an investment advisor, b)	an underwriter
 (distributor), Page 4 of 10	c)	a transfer
 agent or shareholder accounting record-keeper, or
			d)	an administrator
authorized by written agreement to keep financial
and/or other required records, for an Investment
 Company, named as Insured while performing acts
coming within the scope of the usual duties of an
officer or Employee of any Investment Company named
as Insured herein, or while acting as a member of any
committee duly elected or appointed to examine
or audit or have custody of or access to the
Property of any such Investment Company,
provided that only Employees or partners of a
transfer agent, shareholder accounting record-keeper
 or administrator which is an affiliated person as
 defined in the Investment Company Act of 1940, of
an Investment Company named as Insured or is an
 affiliated person of the adviser, underwriter or
 administrator of such Investment Company, and
which is not a bank,shall be included within the
definition of Employee. Each employer of temporary
 personnel or processors as set forth in Sub-Sections
(6) and (7) of Section 1 (a) and their partners,
officers and employees shall collectively be deemed to
be one person for all the purposes of this bond,
excepting, however, the last paragraph of
Section 13. Brokers, or other agents under contract or representatives of the same general character shall
not be considered Employees.	(b)	'Property'
 means money (i.e. currency, coin, bank
 notes, Federal Reserve notes), postage and revenue
 stamps, U.S. Savings Stamps, bullion, precious
 metals of all kinds and in any form and articles made
therefrom, jewelry, watches, necklaces, bracelets,
gems, precious and semi-precious stones, bonds,
securities, evidences of debts, debentures, scrip,
certificates, interim receipts, warrants, rights,
puts,calls, straddles, spreads, transfers, coupons,
 drafts,bills of exchange, acceptances, notes,
 checks, withdrawal orders, money orders, warehouse
 receipts, bills of lading, conditional sales contracts,
abstracts of title, insurance policies, deeds, mortgages
under real estate and/or chattels and upon interests
therein, and assignments of such policies, mortgages
and instruments, and other valuable papers, including
books of account and other records used by the
Insured in the conduct of its business, and all other
instruments similar to or in the nature of the
foregoing including Electronic Representations of
such Instruments enumerated above (but excluding
all data processing records) in which the Insured has
an interest or in which the Insured acquired or should
have acquired an interest by reason of a
predecessor's declared financial condition at the time
		of the Insured's consolidation or merge
with, or 			purchase of the principal
 assets of, such predecessor 		or which are held
by the Insured for any purpose or in any capacity and
 whether so held by the Insured for any purpose or in any
capacity and whether so held gratuitously or not and whether
 or not the 			Insured is liable therefor.
	(c)	'Forgery' means the signing of the name
of another 		with the intent to deceive; it
does not include the 			signing of one's
 own name with or without authority, 		in any
capacity, or for any purpose.	(d)	'Larceny
and Embezzlement' as it applies to any named Insured
means those acts as set forth in Section 37 of the
Investment Company Act of 1940.	(e)'Items of
Deposit' means any one or more checks and drafts.
SECTION 2. EXCLUSIONS THIS BOND DOES NOT COVER:
	(a)	loss effected directly or indirectly
 by means of 			forgery or alteration
 of, on or in any instrument, 			except
 when covered by Insuring Agreement (A), (D), (E) or (F).
	(b)	loss due to riot or civil commotion outside
 the United 		States of America and Canada; or loss
 due to 			military, naval or usurped
 power, war or insurrection 		unless such loss
occurs in transit in the circumstances 		recited in
Insuring Agreement (D), and unless, when 		such
 transit was initiated, there was no knowledge of
such riot, civil commotion, military, naval or usurped 	power,
 war or insurrection on the part of any person 	acting for
 the Insured in initiating such transit. (c)	loss, in
 time of peace or war, directly or indirectly caused by or
resulting from the effects of nuclear fission or fusion
 or radioactivity; provided, however, that this paragraph
 shall not apply to loss resulting from industrial uses
of nuclear energy.	(d)	loss resulting from any
 wrongful act or acts of any person who is a member
 of the Board of Directors of the Insured or a member
 of any equivalent body by whatsoever name known unless
 such person is also 	an Employee or an elected
 official, partial owner or partner of the Insured in
 some other capacity, nor, in any event, loss resulting
 from the act or acts of any person while acting in
 the capacity of a member of such Board or equivalent
body.	(e)	loss resulting from the complete or
partial nonpayment of, or default upon, any loan or
 transaction in the nature of, or amounting to, a loan
 made by or obtained from the Insured or any of its
 partners, directors or Employees, whether authorized
Page 5 of 10 or unauthorized and whether procured in
 good faith 		or through trick, artifice,
fraud or false pretenses,unless such loss is covered
 under Insuring Agreement(A), (E) or (F).
(f)	loss resulting from any violation by the Insured
or by any Employee (1) of law regulating (a) the issuance,
 purchase or sale of securities, (b) securities
 transactions upon Security Exchanges or over the counter
 market, (c) Investment Companies, or (d) Investment
Advisors, or (2) of any rule or regulation made pursuant
to any such law. unless such loss, in the absence of such
 laws, rules or regulations, would be covered under
Insuring Agreements (A) or (E).
(g)	loss of Property or loss of privileges through the
misplacement or loss of Property as set forth in Insuring
Agreement (C) or (D) while the Property is in the custody
of any armored motor vehicle company, unless such loss
shall be in excess of the amount recovered or received
by the Insured under (a) the Insured
s contract with said
 armored motor vehicle company, (b) insurance carried by
said armored motor vehicle company for the benefit of
users of its service, and (c) all other insurance and
indemnity in force in whatsoever form carried by or
for the benefit of users of said armored motor vehicle
company's service, and then this bond shall cover only such
excess.	(h)	potential income, including but not
limited to interest 		and dividends, not realized
by the Insured because of 		a loss covered under
 this bond, except as included under Insuring Agreement
 (I).	(i)all damages of any type for which the Insured is
legally liable, except direct compensatory damages arising from
 a loss covered under this bond.	(j)	loss through
the surrender of Property away from an 		office of
 the Insured as a result of a threat (1) to do bodily harm
to any person, except loss of Property in transit in the
custody of any person 			acting as messenger
 provided that when such transit was initiated there was no
knowledge by 			the Insured of any such threat,
 or		(2)	to do damage to the premises or
Property of the Insured, except when covered under Insuring
Agreement (A).	(k)all costs, fees and other expenses incurred
 by the Insured in establishing the existence of or amount of loss covered under this bond unless such indemnity is provided
 for under Insuring Agreement (I).	(l)	loss
 resulting from payments made or withdrawals from the account of a customer of the Insured, shareholder or subscriber
 to shares involving funds erroneously credited to such
account, unless such payments are made to or withdrawn
by such depositor or representative of such person,
who is within the premises of the drawee bank of the Insured or within the office of the Insured at the time of such
payment or withdrawal or unless such payment is
covered under Insuring Agreement (A).	(m)any loss
 resulting from Uncollectible Items of 	Deposit which
are drawn from a financial institution outside the
fifty states of the United States of America, District
of Columbia, and territories and possessions of the
United States of America, and Canada. SECTION
 3. ASSIGNMENT OF RIGHTS	This bond does not
afford coverage in favor of any Employers of temporary
personnel or of processors as set forth in sub-sections
 (6) and (7) of Section 1(a) of this bond, as aforesaid,
 and upon payment to the insured by the Underwriter on
account of any loss through dishonest or fraudulent act(s)
 including Larceny or Embezzlement committed by any of
the partners, officers or employees of such Employers,
 whether acting alone or in collusion with others, an
assignment of such of the Insured's rights and causes
 of action as it may have against such Employers by reason
of such acts so committed shall, to the extent of such
 payment, be given by the Insured to the Underwriter,
and the Insured shall execute all papers necessary to
 secure to the Underwriter the rights herein provided
 for. SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
PROCEEDINGS	This bond is for the use and benefit
only of the Insured named in the Declarations and the
Underwriter shall not be liable hereunder for loss
sustained by anyone other than the Insured unless the
Insured, in its sole discretion and at its option,
shall include such loss in the Insured's proof of loss.
  At the earliest practicable moment after discovery of
 any loss hereunder the Insured shall give the Underwriter
 written notice thereof and shall also within six months
after such discovery furnish to the Underwriter affirmative
 proof of loss with full particulars.  If claim is made
 under this bond for loss of securities or shares, the
 Underwriter shall not be liable unless each of such
securities or shares is identified in such proof of
loss by a certificate or bond number or, where such
securities or shares are uncertificated, by such
identification means as agreed to by the Underwriter.
 The Underwriter shall have thirty days after notice
and proof of loss within which to investigate the claim,
 and this shall apply notwithstanding the loss is made
up wholly or in part of securities of which duplicates
may be obtained.  Legal proceedings for recovery of any
loss hereunder shall not be brought prior to the expiration
 of sixty days after such proof of loss is filed with the
 Underwriter nor after the expiration of twenty-four months
 from the discovery of such loss, except that any action
or proceeding to recover hereunder Page 6 of 10 on
account of any judgment against the Insured in any suit
mentioned in General Agreement C or to recover attorneys'
fees paid in any such suit, shall be begun within twenty-four months from the date upon which the judgment in such suit
shall become final.  If any limitation embodied in this
 bond is prohibited by any law controlling the construction
 hereof, such limitation shall be deemed to be amended
so as to be equal to the minimum period of limitation
permitted by such law.	Discovery occurs when the Insured
	(a)	becomes aware of facts, or
(b)	receives written notice of an actual or potential
 claim 		by a third party which alleges that the
 Insured is 			liable under circumstance
which would cause a reasonable person to assume that a loss
covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known.
SECTION 5.  VALUATION OF PROPERTY	The value of any
Property, except books of accounts or other records used
 by the Insured in the conduct of its business, for the
loss of which a claim shall be made hereunder, shall be
 determined by the average market value of such Property
 on the business day next preceding the discovery of such
 loss; provided, however, that the value of any Property
 replaced by the Insured prior to the payment of claim
therefor shall be the actual market value at the time of
replacement; and further provided that in case of a loss
 or misplacement of interim certificates, warrants,
rights, or other securities, the production which is
 necessary to the exercise of subscription, conversion,
 redemption or deposit privileges, the value thereof
 shall be the market value of such privileges immediately
 preceding the expiration thereof if said loss or
misplacement is not discovered until after their
expiration.  If no market price is quoted for such
Property or for such privileges, the value shall be
 fixed by agreement between the parties or by arbitration.
	In case of any loss or damage to Property consisting
 of books of accounts or other records used by the Insured
in the conduct of its business, the Underwriter shall be
 liable under this bond only if such books or records
 are actually reproduced and then for not more than the
 cost of blank books, blank pages or other materials plus
 the cost of labor for the actual transcription or copying
 of data which shall have been furnished by the Insured in
 order to reproduce such books and other records. SECTION
 6.  VALUATION OF PREMISES AND  FURNISHINGS	In case of
damage to any office of the Insured, or loss of or damage
 to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein, the Underwriter shall not be
liable for more than the actual cash value thereof, or
for more than the actual cost of their replacement or repair.
  The Underwriter may, at its election, pay such actual
cash value or make such replacement or repair.  If the
Underwriter and the Insured cannot agree upon such cash
value or such cost or replacement or repair, such shall
be determined by arbitration. SECTION 7.  LOST SECURITIES
	If the Insured shall sustain a loss of securities
 the total value of which is in excess of the limit stated
 in Item 3 of the Declarations of this bond, the liability
of the Underwriter shall be limited to payment for, or
duplication of, securities having value equal to the limit
 stated in Item 3 of the Declarations of this bond.	If
 the Underwriter shall make payment to the Insured for any
loss of securities, the Insured shall thereupon assign to
 the Underwriter all of the Insured
s rights, title and
 interests in and to said securities.	With respect to
securities the value of which do not exceed the Deductible
Amount (at the time of the discovery of the loss) and for
 which the Underwriter may at its sole discretion and option and at the request of the Insured issue a Lost Instrument
Bond or Bonds to effect replacement thereof, the Insured
will pay the usual premium charged therefor and will
 indemnify the Underwriter against all loss or expense
that the Underwriter may sustain because of the issuance
of such Lost Instrument Bond or Bonds.	With respect to
securities the value of which exceeds the Deductible Amount
 (at the time of discovery of the loss) and for which the
Underwriter may issue or arrange for the issuance of a
Lost Instrument Bond or Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a
proportion of the usual premium charged therefor, said
proportion being equal to the percentage that the Deductible
 Amount bears to the value of the securities upon discovery
of the loss, and that it will indemnify the issuer of said
 Lost Instrument Bond or Bonds against all loss and expense
 that is not recoverable from the Underwriter under the
 terms and conditions of this INVESTMENT COMPANY BOND
subject to the Limit of Liability hereunder. SECTION
8. SALVAGE	In case of recovery, whether made by the
Insured or by the Underwriter, on account of any loss in
excess of the Limit of Liability hereunder plus the
 Deductible Amount applicable to such loss from any
source other than suretyship, insurance, reinsurance,
 security or indemnity taken by or for the benefit of
 the Underwriter, the net amount of such recovery, less
 the actual costs and expenses of making same, shall be
 applied to reimburse the Insured in full for the excess
 portion of such loss, and the remainder, if any, shall
 be paid first in reimbursement of the Underwriter and
thereafter in reimbursement of the Insured for that part
 of such loss within the Deductible Amount.  The Insured
shall execute all necessary papers to secure to the
Underwriter the rights provided for herein. Page 7 of 10
SECTION 9.  NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY
AND TOTAL LIABILITY	At all times prior to termination
hereof this bond shall continue in force for the limit stated
 in the applicable sections of Item 3 of the Declarations
of this bond notwithstanding any previous loss for which
the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the
Underwriter under this bond with respect to all loss
 resulting form	(a)	any one act of burglary,
 robbery or hold-up, or 			attempt
 thereat, in which no Partner or Employee is concerned or
 implicated shall be deemed to be oneloss, or (b) any one
 unintentional or negligent act on the part of 	any one
person resulting in damage to or destruction or misplacement of Property, shall be deemed to be one loss, or
(c)	all wrongful acts, other than those specified in
(a) above, of any one person shall be deemed to be one
loss, or	(d)	all wrongful acts, other than
 those specified in (a) above, of one or more persons
(which dishonest 			act(s) or act(s)
of Larceny or Embezzlement include, but are not limited
 to, the failure of an Employee to report such acts of
 others) whose dishonest act or acts intentionally or unintentionally, knowingly or unknowingly, directly or indirectly, aid or aids in any way, or permits the
continuation of, the dishonest act or acts of any other
 person or persons shall be deemed to be one loss with
 the act or acts of the persons aided, or (e) any one
casualty or event other than those specified in (a),
(b), (c) or (d) preceding, shall be deemed to be one loss,
 and
shall be limited to the applicable Limit of Liability
stated in Item 3 of the Declarations of this bond
irrespective of the total amount of such loss or losses
 and shall not be cumulative in amounts from year to year
 or from period to period.	Sub-section (c) is not
applicable to any situation to which the language of
sub-section (d) applies. SECTION 10. LIMIT OF LIABILITY
	With respect to any loss set forth in the PROVIDED
 clause of Section 9 of this bond which is recoverable or
 recovered in whole or in part under any other bonds or
 policies issued by the Underwriter to the Insured or to
 any predecessor in interest of the Insured and terminated
or cancelled or allowed to expire and in which the period
for discovery has not expired at the time any such loss
thereunder is discovered, the total liability of the
Underwriter under this bond and under other bonds or
policies shall not exceed, in the aggregate, the amount
 carried hereunder on such loss or the amount available
 to the Insured under such other bonds, or policies, as
limited by the terms and conditions thereof, for any such
 loss if the latter amount be the larger. SECTION 11.  OTHER
 INSURANCE	If the Insured shall hold, as indemnity
against any loss covered hereunder, any valid and enforceable insurance or suretyship, the Underwriter shall be liable
hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not
 exceeding, however, the Limit of Liability of this bond
applicable to such loss. SECTION 12.  DEDUCTIBLE
The Underwriter shall not be liable under any of the Insuring
 Agreements of this bond on account of loss as specified, respectively, in sub-sections (a), (b), (c), (d) and (e) of
Section 9, NON-REDUCTION AND NONACCUMULATION OF LIABILITY
AND TOTAL LIABILITY, unless the amount of such loss, after
deducting the net amount of all reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and
covering such loss, or by the Underwriter on account thereof prior to payment by the Underwriter of such loss, shall exceed the Deductible Amount set forth in Item 3 of the Declarations hereof (herein called Deductible Amount) and then for such
excess only, but in no event for more than the applicable Limit
 of Liability stated in Item 3 of the Declarations.	The
Insured will bear, in addition to the Deductible Amount, premiums
 on Lost Instrument Bonds as set forth in Section 7.	There
shall be no deductible applicable to any loss under Insuring Agreement A sustained by any Investment Company named as
Insured herein. SECTION 13.  TERMINATION	The Underwriter
 may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and
Exchange Commission, Washington, D.C.  The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange
Commission, Washington, D.C. prior to 90 days before the
effective date of the termination.  The Underwriter shall
notify all other Investment Companies named as Insured of
 the receipt of such termination notice and the termination
 cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies.  Premiums are earned until the termination date as set forth herein. Page 8 of 10
	This Bond will terminate as to any one Insured, (other
 than a registered management investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another
 entity, or by disposition of all of its assets.	This Bond
 will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission, Washington, D.C.
	The Underwriter shall refund the unearned premium computed
 as short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata
if terminated for any other reason.	This Bond shall terminate
	(a)	as to any Employee as soon as any partner, officer
 or 		supervisory Employee of the Insured, who is not in
 			collusion with such Employee, shall learn
 of any 			dishonest or fraudulent act(s),
including Larceny or 		Embezzlement on the part of such
 Employee without 		prejudice to the loss of any
 Property then in transit in 		the custody of such
Employee and upon the 			expiration of ninety
 (90) days after written notice has 		been given to
 the Securities and Exchange Commission, Washington, D.C.
 (See Section 16[d]) 		and to the Insured Investment
 Company, or	(b)	as to any Employee 90 days after receipt
 by each 			Insured and by the Securities
and Exchange 			Commission of a written notice
from the Underwriter of its desire to terminate this bond as
to such 			Employee, or	(c) as to any
person, who is a partner, officer or employee of any Electronic
 Data Processor covered 		under this bond, from
and after the time that the 			Insured or any
 partner or officer thereof not in collusion with such person
shall have knowledge of 		information that such
person has committed any 			dishonest or
fraudulent act(s), including Larceny or Embezzlement in the
service of the Insured or 			otherwise,
whether such act be committed before or after the time this
 bond is effective.SECTION 14.  RIGHTS AFTER TERMINATION OR
CANCELLATION	At any time prior to the termination or
cancellation of this bond as an entirety, whether by the
Insured or the Underwriter, the Insured may give to the
Underwriter notice that if desires under this bond an
additional period of 12 months within which to discover
 loss sustained by the Insured prior to the effective
 date of such termination or cancellation and shall pay
 an additional premium therefor.	Upon receipt of
 such notice from the Insured, the Underwriter shall give
 its written consent thereto:  provided, however, that
such additional period of time shall terminate immediately;
	(a)	on the effective date of any other insurance
 obtained 		by the Insured, its successor in
 business or any other 		party, replacing in whole
 or in part the insurance 			afforded
by this bond, whether or not such other insurance provides
 coverage for loss sustained prior to its effective date, or
(b)	upon takeover of the Insured's business by any State
or Federal official or agency, or by any receiver or
liquidator, acting or appointed for this purpose without
the necessity of the Underwriter giving notice of such
termination.  In the event that such 	additional period
of time is terminated, as provided above, the Underwriter
shall refund any unearned premium.	The right to purchase
 such additional period for the discovery of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business for the operation or for the
liquidation thereof or for any other purpose. SECTION
15.  CENTRAL HANDLING OF SECURITIES	Securities included
in the systems for the central handling of securities
established and maintained by Depository Trust Company,
 Midwest Depository Trust Company, Pacific Securities
 Depository Trust Company, and Philadelphia Depository
Trust Company, hereinafter called Corporations, to the
extent of the Insured's interest therein as effective by
 the making of appropriate entries on the books and records
 of such Corporations shall be deemed to be Property.
The words 'Employee' and 'Employees' shall be deemed to
 include the officers, partners, clerks and other employees
 of the New York Stock Exchange, Boston Stock Exchange, Midwest
 Stock Exchange, Pacific Stock Exchange and
Philadelphia Stock
 Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central
handling of securities established and maintained by such Corporations, and any employee of any recognized service company, while such officers, partners, clerks and other
employees and employees of service companies perform services for such Corporations in the operation of such systems.  For the purpose of the above definition a recognized service
 company shall be any company providing clerks or other
personnel to said Exchanges or Corporation on a contract
basis.	The Underwriter shall not be liable on account of
any loss(es) in connection with the central handling of
securities within the systems established and maintained by
such Corporations, unless such loss(es) shall be in excess of the amount(s) recoverable or recovered under any bond or
policy if insurance indemnifying such Corporations, against
such loss(es), and then the Underwriter shall be liable hereunder only Page 9 of 10 for the Insured's share of such excess
 loss(es), but in no event for more than the Limit of Liability
 applicable hereunder.	For the purpose of determining the
Insured's share of excess loss(es) it shall be deemed that the Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such systems and that such Corporation shall use their best judgment in apportioning the amount(s)
recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es) in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such Corporations in
Property involved in such loss(es) on the basis that each
such interest shall share in the amount(s) so recoverable
or recovered in the ratio that the value of each such interest bears to the total value of all such interests and that the
 Insured's share of such excess loss(es) shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured by such Corporations.
	This bond does not afford coverage in favor of such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the
Underwriter on account of any loss(es) within the systems, an assignment of such of the Insured's rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein.
SECTION 16.  ADDITIONAL COMPANIES INCLUDED AS INSURED
If more than one corporation, co-partnership or person or
 any combination of them be included as the Insured herein:
	(a)	the total liability of the Underwriter hereunder
 for 			loss or losses sustained by any one or
 more or all of 		them shall not exceed the limit
 for which the 			Underwriter would be liable
hereunder if all such loss 		were sustained by any
 one of them.	(b)	the one first named herein shall be deemed
 authorized to make, adjust and receive and enforce payment of all
 claims hereunder and shall be deemed 		to be the agent of
the others for such purposes and for the giving or receiving of
 any notice required or 		permitted to be given by
the terms hereof, provided 		that the Underwriter shall
 furnish each named 			Investment Company with a
copy of the bond and 			with any amendment thereto,
 together with a copy of 		each formal filing of the
settlement of each such claim prior to the execution of such
settlement,	(c)	the Underwriter shall not be responsible
 for the 			proper application of any payment
 made hereunder to 		said first named Insured,
(d)	knowledge possessed or discovery made by any
partner, officer or supervisory Employee of any Insured shall for the
 purpose of Section 4 and Section 		13 of this bond
constitute knowledge or discovery by 		all the Insured, and
	(e)	if the first named Insured ceases for any reason to
be 		covered under this bond, then the Insured next named
		shall thereafter be considered as the first named
 Insured for the purposes of this bond. SECTION 17.  NOTICE AND
 CHANGE OF CONTROL	Upon the Insured's obtaining knowledge of
a transfer of its outstanding voting securities which results in a change in control (as set forth in Section 2(a) (9) of the Investment Company Act of 1940) of the Insured, the Insured shall within thirty (30) days of such knowledge give written notice to
 the Underwriter setting forth:	(a)	the names of the
 transferors and transferees (or the 			names of
the beneficial owners if the voting securities are requested in
another name), and	(b)	the total number of voting securities
 owned by the 			transferors and the transferees
(or the beneficial 			owners), both immediately
 before and after the 			transfer, and	(c) the
total number of outstanding voting securities.	As used in this
section, control means the power to exercise a controlling
influence over the management or policies of the Insured.
Failure to give the required notice shall result in termination of coverage of this bond, effective upon the date of stock
transfer for any loss in which any transferee is concerned or
implicated.	Such notice is not required to be given in the
 case of an Insured which is an Investment Company. SECTION
18.  CHANGE OR MODIFICATION	This bond or any instrument
amending or effecting same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's
Authorized Representative.  When a bond covers only one
 Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission,
 Washington, D. C. by the Insured or by the Underwriter.
 If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange
 Commission, Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.
IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page.


Page 10 of 10

RIDER
 NO. 1 INSURING AGREEMENT L To be attached to and form part
 of Investment Company Bond Bond No. 	524-50-16 - 11 in
favor of 	Stock Dividend Fund, Inc. It is agreed that:
1.	The attached bond is amended by adding an additional
 Insuring Agreement as follows: COMPUTER SYSTEMS Loss
resulting directly from a fraudulent (1)	entry of
data into, or (2)	change of data elements or programs
 within a Computer System; provided that fraudulent entry
or change causes	(a)	Property to be transferred
paid or delivered,	(b)	an account of the Insured,
 or of its customer, to be added, deleted, debited or
credited, or	(c)	an unauthorized account or a
fictitious account to be debited or credited; (3)voice
instruction or advices having been transmitted to the Insured
 or its agent(s) by telephone;	and provided further, the
 fraudulent entry or change is made or caused by an individual
 acting with the manifest intent to:	(i)	cause the
Insured or its agent(s) to sustain a loss, and	(ii)	obtain
 financial benefit for that individual or for other persons
intended by that 				individual to
receive a financial benefit,	(iii)	and further provided
such voice instructions or advices:	(a)	were made by
a person who purported to represent an individual authorized to make such voice instructions or advices; and
(b)	were electronically recorded by the Insured or its
agent(s). (4) It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over the telephone. The
Insured or its agent(s) warrant that they shall make their
best efforts to maintain the electronic recording system on
a continuous basis.  Nothing, however, in this Rider shall
 bar the Insured from recovery where no recording is available because of Page 1 of 3 mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.
SCHEDULE OF SYSTEMS Any System Utilized by the Insured
2.	As used in this Rider, Computer System  means:
	(a)  computers with related peripheral components,
including storage components, wherever 		located,
	(b)	systems and applications software,
(c)	terminal devices,	(d)	related communication
networks or customer communication systems, and
(e)	related Electronic Funds Transfer Systems,
	by which data are electronically collected,
transmitted, processed, stored, and retrieved. 3.In addition to the exclusion in the attached bond, the following exclusions are applicable to this Insuring Agreement: (a) loss resulting directly or indirectly from the theft of confidential
information, material or data:  and (b) loss resulting
 directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System. 4.The following portions of the attached bond are not applicable to this Rider:
(a) the initial paragraph of the bond preceding the Insuring Agreements which reads '...at any time but discovered during the Bond Period.' (b) Section 9-NON-REDUCTION AND NON-ACCUMULATION
 OF LIABILITY AND 	TOTAL LIABILITY (c) Section 10-LIMIT OF
 LIABILITY  5.	The coverage afforded by this rider applies only
 to loss discovered by the Insured during the period this Rider
 is in force. 6.	All loss or series of losses involving
the fraudulent activity of one individual, or involving
 fraudulent activity in which one individual is implicated,
 whether or not that individual is specifically identified,
 shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve
 the same individual and in that event shall be treated as
one loss. 7.	The Limit of Liability for the coverage
 provided by this Rider shall be $350,000. Page 2 of 3
8.	The Underwriter shall be liable hereunder for the
 amount by which one loss shall be in excess of $5,000
(herein called the Deductible Amount) but not in excess
of the Limit of Liability stated above. 9.
If any loss is covered under this Insuring Agreement
 and any other Insuring Agreement or Coverage, the maximum
 amount payable for such loss shall not exceed the largest
 amount available under any one Insuring Agreement or
 Coverage. 10.	Coverage under this Rider shall terminate
 upon termination or cancellation of the bond to which this
 Rider is attached. Coverage under this rider may also be terminated or cancelled without canceling the bond as an
 entirety:	(a)	90 days after receipt by the Insured
 of written notice from the Underwriter of its desire to
terminate or cancel coverage under this Rider, or
(b)	immediately upon receipt by the Underwriter of a
written request from the Insured to terminate or cancel
coverage under this Rider. The Underwriter shall refund
to the Insured the unearned premium for this coverage under
 this Rider.  The refund shall be computed at short rates
if this Rider is terminated or cancelled or reduces by
notice from, or at the insistence of the Insured.
11.Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the
Conditions and Limitations of this bond is amended by
adding the following sentence: 'Proof of Loss resulting
 from Voice Instructions or advices covered under this
 bond shall include Electronic Recording of such Voice
Instructions of advices.' 12.	Notwithstanding the
foregoing, however, coverage afforded by this Rider is
 not designed to provide protection against loss covered
 under a separate Electronic and Computer Crime Policy by
 whatever title assigned or by whatever Underwriter
 written.  Any loss which is covered under such separate
Policy is excluded from coverage under this bond; and the
 Insured agrees to make claim for such loss under its
 separate Policy. 13.	This rider shall become effective
as of 12:01 a.m. on 12/26/2013 standard time. Page 3 of 3
RIDER NO. 2 To be attached to and form part of Investment
Company Bond, Bond No.	524-50-16 - 11 In favor of
	Stock Dividend Fund, Inc. It is agreed that: 1. If
 the Insured shall, while this Bond is in force, establish any new funds other than by consolidation or merger with, purchase or acquisition of assets or liabilities of another institution, such funds shall automatically be covered, hereunder from the date of such establishment without the payment of additional premium for the remainder of the Bond Period. 2. Notice of any newly established funds during the Bond Period are to be made to the Underwriter at the earliest practicable moment and prior to the expiration date of the attached Bond. 3. If the Insured shall, while this Bond is in force, require an increase in the Limit of Liability of Insuring Agreement (A) Fidelity
in order to comply with the Securities and Exchange Commission
Rule 17g-1 of the Investment Company Act of 1940 (17 Code of
 Federal Regulations 270.17g-1) due to an increase in asset
 size of the currently named funds or via the addition of
 newly established funds by the Insured under the Bond , such increase in the Limit of Liability for Insuring Agreement
(A) Fidelity (as required) shall automatically be increased
 up to the minimum required and mandated by S.E.C. Rule 17g-1, but shall not exceed an each and every loss Limit of Liability of $2,500,000 hereunder from the date of such increase without the payment of additional premium for the remainder of the Bond Period. 4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.
5. This rider shall become effective as of 12:01 a.m. on 12/26/2013
 standard time.  INSURED COPY 524-50-16 - 11   INSURED COPY
 524-50-16 - 11